Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, NY	10286
(Address of principal executive offices)	(Zip Code)

Accellent Inc.

(Exact name of obligor as specified in its charter)

(See attached table of additional obligors)

Maryland	84-1507827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Fordham Road Wilmington, MA	01887
(Address of principal executive offices)	(Zip Code)

10.00% Senior Subordinated Notes Due 2017

Guarantees of 10.00% Senior Secured Notes Due 2017

(title of indenture securities)

TABLE OF ADDITIONAL OBLIGOR GUARANTORS

Exact Name of Obligor Guarantor as Specified in its Charter (or Other Organizational Document)(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Accellent LLC	Colorado	91-2054669
American Technical Molding, Inc.	California	99-0266738
Brimfield Acquisition, LLC	Delaware	51-0386457
Brimfield Precision, LLC	Delaware	04-3457459
CE Huntsville, LLC	Delaware	54-2181917
G&D, LLC	Colorado	84-0718817
Kelco Acquisition LLC	Delaware	52-2139676
Machining Technology Group, LLC	Tennessee	62-1755768
MedSource Technologies Holdings, LLC	Delaware	52-2094496
MedSource Technologies, LLC	Delaware	41-1934170
MedSource Technologies, Newton Inc.	Delaware	41-1990432
MedSource Technologies Pittsburgh, Inc.	Delaware	04-3710128
MedSource Trenton LLC	Delaware	32-0000036
Micro-Guide, Inc.	California	95-1866997
National Wire & Stamping, Inc.	Colorado	84-0485552
Noble-Met LLC	Virginia	54-1480585
Portlyn, LLC	Delaware	02-0506852
Spectrum Manufacturing, Inc.	Nevada	36-2997517
Thermat Acquisition, LLC	Delaware	52-2235950
UTI Holdings, LLC	Delaware	23-1721795
UTI Holding Company	Delaware	51-0407158
Venusa, Ltd.	New York	13-3029017

(1)	The address and telephone number of each registrant guarantor’s principal executive offices is 100 Fordham Road, Wilmington, Massachusetts 01887, (978) 570-6900.

Item 1. General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417, and Albany, NY 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, NY 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, NY 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, State of New York, on the 25th day of March, 2011.

THE BANK OF NEW YORK MELLON

By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,924,000
Interest-bearing balances	64,634,000
Securities:
Held-to-maturity securities	3,651,000
Available-for-sale securities	58,491,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	20,000
Securities purchased under agreements to resell	1,792,000
Loans and lease financing receivables:
Loans and leases held for sale	6,000
Loans and leases, net of unearned income	23,307,000
LESS: Allowance for loan and lease losses	482,000
Loans and leases, net of unearned income and allowance	22,825,000
Trading assets	4,910,000
Premises and fixed assets (including capitalized leases)	1,163,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	947,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,364,000
Other intangible assets	1,805,000

Other assets	12,317,000

Total assets	181,855,000

LIABILITIES
Deposits:
In domestic offices	65,674,000
Noninterest-bearing	33,246,000
Interest-bearing	32,428,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	75,029,000
Noninterest-bearing	4,900,000
Interest-bearing	70,129,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,272,000
Securities sold under agreements to repurchase	1,550,000
Trading liabilities	6,207,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	2,191,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,577,000

Total liabilities	165,990,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,591,000
Retained earnings	6,821,000
Accumulated other comprehensive income	-1,044,000
Other equity capital components	0
Total bank equity capital	15,503,000
Noncontrolling (minority) interests in consolidated subsidiaries	362,000
Total equity capital	15,865,000

Total liabilities and equity capital	181,855,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robert P. Kelly
Gerald L. Hassell	Directors
Catherine A. Rein